UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2004

COLLEGIATE PACIFIC INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-17293 (Commission File Number)	22-2795073 (I.R.S. Employer Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas (Address of Principal Executive Offices)	75234 (Zip Code)

(972) 243-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On August 10, 2004, Collegiate Pacific Inc. (“Collegiate Pacific” or the “Company”) filed its initial Current Report on Form 8-K (the “Form 8-K”) reporting its acquisition of all of the outstanding capital stock of Dixie Sporting Goods Co., Inc., a Virginia corporation (“Dixie”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) dated as of July 23, 2004, by and among Collegiate Pacific and Kenneth L. Caravati and C. Michael Caravati (collectively, the “Shareholders”). This Amendment No. 1 to the Form 8-K includes the financial statements of Dixie and the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     The Report of Independent Registered Public Accounting Firm and the audited balance sheet of Dixie as of December 31, 2003, related statement of income, stockholders’ equity and cash flows for the year ended December 31, 2003, and the notes thereto, are set forth on pages 3-12 of this Amendment No. 1 to the Form 8-K.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Dixie Sporting Goods Co., Inc.

We have audited the accompanying consolidated balance sheet of Dixie Sporting Goods Co., Inc. (the “Company”) as of December 31, 2003, and the related statement of income, changes in stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dixie Sporting Goods Co., Inc. as of December 31, 2003, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Dallas, Texas
September 27, 2004

DIXIE SPORTING GOODS CO., INC.
BALANCE SHEETS
As of June 30, 2004 and December 31, 2003

ASSETS

	June 30,	December 31,
	2004	2003
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$512,709	$643,443
Accounts receivable, net of allowance for doubtful accounts of $125,997 and $85,743, respectively	3,156,051	2,901,298
Inventories	1,732,892	1,176,833
Other receivables	114,482	17,786
Prepaid expenses and other current assets	23,946	30,843

Total current assets	5,540,080	4,770,203
PROPERTY AND EQUIPMENT – AT COST:
Property and equipment	1,266,894	1,217,164
Accumulated depreciation	(965,431)	(923,013)

Property and equipment, net	301,463	294,151
OTHER ASSETS:	36,893	36,835

Total assets	$5,878,436	$5,101,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,388,390	$1,058,443
Accrued liabilities	182,152	359,265
Income taxes payable	—	—
Current portion of long-term debt	—	100,000

Total current liabilities	2,570,542	1,517,708
LONG-TERM DEBT, less current maturities:	—	191,667
COMMITMENTS AND CONTINGENCIES:	—	—
STOCKHOLDERS’ EQUITY:
Common stock – par value $100 per share
Class A (voting) – 50 shares authorized, issued and outstanding	5,000	5,000
Class B (nonvoting) – 450 shares authorized, issued and outstanding	45,000	45,000
Additional paid-in capital	193,698	193,698
Retained earnings	3,064,196	3,148,116

Total stockholders’ equity	3,307,894	3,391,814

Total liabilities and stockholders’ equity	$5,878,436	$5,101,189

The accompanying notes are an integral part of these financial statements.

DIXIE SPORTING GOODS CO., INC.
STATEMENTS OF INCOME
For the years ended June 30, 2004 and December 31, 2003

	June 30,	December 31,
	2004	2003
	(unaudited)
Net sales	$18,984,367	$18,600,386
Cost of sales	13,246,604	13,075,738

Gross profit	5,737,763	5,524,648
Selling, general, and administrative expenses	5,028,317	4,869,217

Operating income	709,446	655,431
Other income (expense):
Interest expense	(12,014)	(18,515)
Finance charges	49,091	37,549
Interest and dividend income	17,917	18,447
Other income	73,252	69,308

Net income	$837,692	$762,220

The accompanying notes are an integral part of these financial statements.

DIXIE SPORTING GOODS CO., INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
For the year ended December 31, 2003

	Common Stock		Additional	Accumulated other
			paid-in	comprehensive	Retained
	Class A	Class B	capital	income (loss)	earnings	Total
Balances at January 1, 2003	$5,000	$45,000	$193,698	$52,625	$2,507,656	$2,803,979
Distributions to stockholders	—	—	—	—	(121,760)	(121,760)
Comprehensive income:
Net income	—	—	—	—	762,220	762,220
Minimum pension liability adjustment	—	—	—	(52,625)	—	(52,625)

Total comprehensive income:						709,595

Balances at December 31, 2003	$5,000	$45,000	$193,698	$—	$3,148,116	$3,391,814

The accompanying notes are an integral part of this financial statement.

DIXIE SPORTING GOODS CO., INC.
STATEMENT OF CASH FLOWS
For the year ended December 31, 2003

2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$762,220
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	101,881
Provision for doubtful accounts	118,020
Gain on sale of property and equipment	(1,525)
Decrease in cash value of life insurance	2,804
Changes in operating assets and liabilities
Accounts receivable	(467,536)
Other receivables	6,775
Inventories	132,950
Prepaid expenses and other current assets	4,921
Security deposits	(68)
Accounts payable	22,877
Accrued liabilities	(139,552)

Net cash provided by operating activities	543,767
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(82,069)
Proceeds from sale of property and equipment	1,525

Net cash used in investing activities	(80,544)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable	(100,000)
Distributions to stockholders	(121,760)

Net cash used in financing activities	(221,760)

Net increase in cash and cash equivalents	241,463
Cash and cash equivalents, beginning of year	401,980

Cash and cash equivalents, end of year	$643,443

Supplemental cash flow disclosures:
Cash paid for interest	$18,515

Non-cash transactions:
Other comprehensive income adjustment:
Minimum pension liability	$52,625

The accompanying notes are an integral part of this financial statement.

DIXIE SPORTING GOODS CO., INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2003

(1)	GENERAL AND BACKGROUND

     Dixie Sporting Goods Co., Inc. (the “Company”) is a Virginia corporation engaged in the distribution and sale of team sporting goods to schools, colleges and other organizations throughout the mid-Atlantic United States. The Company has locations in Virginia and North Carolina.

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

     The majority of the Company’s accounts receivable are due from customers in the educational and team sports market. Credit is extended based on evaluation of a customer’s financial condition and collateral is not required. Accounts receivable are due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

     Changes in the Company’s allowance for doubtful accounts for the year ended December 31, 2003 are as follows:

2003
Beginning balance	$62,137
Provision for doubtful accounts	118,020
Accounts written off, net of recoveries	(94,414)

Ending balance	$85,743

DIXIE SPORTING GOODS CO., INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2003

     No individual customer had a balance greater than or equal to 10% of the accounts receivable balance at December 31, 2003.

Inventories

     Inventories are comprised principally of team sporting goods available for sale, which are valued at the lower of cost (moving average) or market. Discontinued, obsolete soiled or damaged inventories are written off as necessary.

Property and Equipment

     Property and equipment are stated at cost and are depreciated using the accelerated and straight-line methods over the following estimated useful lives of the respective assets:

Estimated
Assets	Useful Life
Leasehold improvements	5 – 39 years
Furniture and equipment	3 – 7 years
Transportation equipment	5 years
Website software	3 years

Revenue Recognition

     Revenue from product sales is recognized upon shipment.

Shipping and Handling Costs

     Amounts billed to customers related to shipping and handling costs are recognized as revenue. Freight charges are included in the cost of goods sold.

Advertising Expense

     The cost of advertising is expensed as incurred. The Company incurred approximately $164,208 in advertising costs during the year ended December 31, 2003.

Income Taxes and Distributions

     The Company elected S-corporation status effective January 1, 1999. Income and losses after that date are included in the personal income tax returns of the stockholders. Accordingly, the Company generally does not incur additional income tax obligations. During 2003, the Company made distributions to the stockholders principally to pay the tax obligations on the Company’s earnings.

DIXIE SPORTING GOODS CO., INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2003

(3)	PROPERTY AND EQUIPMENT

     At December 31, 2003, property and equipment consisted of the following:

2003
Furniture and equipment	$795,912
Leasehold improvements	306,550
Transportation equipment	69,785
Website software	44,917

Total property and equipment	1,217,164
Less: accumulated depreciation	(923,013)

Property, buildings and equipment, net	$294,151

(4)	ACCRUED LIABILITIES

     At December 31, 2003, accrued liabilities consisted of the following:

2003
Accrued wages payable	$155,740
Customer deposits	66,399
Other	137,126

Accrued liabilities	$359,265

(5)	LINE OF CREDIT

     The Company has a $1,000,000 line of credit with a commercial bank, which expired in June 2004. There were no amounts outstanding at December 31, 2003. Interest is at the LIBOR Market Index Rate plus 2.05%. The loan is secured by accounts receivable, inventories and fixed assets. After June 2004, any working capital requirements of the Company will be provided by Collegiate Pacific Inc., the owner of all of the Company’s capital stock (see Note 14).

(6)	LONG-TERM DEBT

     At December 31, 2003, long-term debt consisted of the following:

2003
Installment note payable due in monthly payments of $8,333 plus interest at the LIBOR Market Rate plus 1.80% (2.92% at December 31, 2003), secured by accounts receivable, inventories and fixed assets. The note matures in November 2006 and was paid in full in June 2004.	$291,667
Less: current portion of long-term debt	(100,000)

Long-term debt	$191,667

DIXIE SPORTING GOODS CO., INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2003

(7)	LEASES

     The Company leases facilities used as office space and sales outlets under operating lease agreements. Lease terms range from 2 to 15 years with renewal options for additional periods. Contingent rentals are based on percentages of sales at certain locations in excess of specified minimums. The following are minimum future lease payments under noncancellable operating leases with initial and remaining lease terms in excess of one year or more as of December 31, 2003:

Year ending December 31,
2004	$243,421
2005	84,837
2006	43,505
2007	43,867
Thereafter	4,903

Subtotal	420,533
Less: sublease income	(24,133)

Total minimum future lease payments	$396,400

     Rent expense under operating leases for the year ended December 31, 2003, was approximately $326,555.

(8)	CONTINGENT LIABILITIES

     In February 2004, the Company was named as a co-defendant in an action styled Edwin Dean Spruill, Jr. v. Jugs, Inc. and Dixie Sporting Goods Co., Inc., civil action no. L04-361, which, at the request of the Company, was recently transferred to the Circuit Court for the City of Virginia Beach, Virginia. This lawsuit seeks damages of $5,000,000 for damages suffered by the plaintiff while using a pitching machine manufactured by Jugs, Inc. and sold to the plaintiff’s employer by the Company. The Company maintains primary and excess insurance coverage for the claim in the amount of $3,000,000. The parties are currently engaged in discovery and the Company intends to vigorously defend the claim. Management does not expect the final outcome to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

(9)	RELATED PARTY TRANSACTIONS

     During the year ended December 31, 2003, the Company made distributions to stockholders in the amount of $121,760.

(10)	401(k) PROFIT SHARING PLAN

     The Company has a contributory 401(k) and profit sharing retirement plan (the “Plan”) for all employees who have completed one year of service and have attained the age of 21. At its discretion, the Company may make discretionary, non-elective contributions to the Plan. Participants may contribute to the Plan up to the maximum annual amount allowed by the Internal Revenue Service.

DIXIE SPORTING GOODS CO., INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2003

     The Company’s matching contributions were approximately $50,633 for 2003.

(11)	DEFINED BENEFIT PENSION PLAN

     During 1999 and 2000, the Company acquired 100% of the common stock of Bocock-Stroud Company, Inc. (“Bocock”) and merged with Dixie Sporting Goods Co. Inc. being the surviving entity. Bocock had a frozen non-contributory defined benefit pension plan covering substantially all of its regular full-time employees who were employed at the time the benefits were frozen. Pension benefits are based on the employees’ compensation during the years prior to December 31, 1978. During 2003, the Company elected to terminate the plan and made the necessary filings with the Internal Revenue Service. In addition, the Company contributed $72,161 to the plan to fully fund the Company’s share of the plan obligation.

(12)	BUSINESS AND CREDIT CONCENTRATIONS

     There were no purchases from a single supplier which exceeded 10% of total purchases during the year.

     Substantially all of the Company’s sales are to schools, colleges and other organizations throughout Virginia and North Carolina. Therefore, the Company has credit risk related to credit granted for sales to these customers. Consequently, the Company’s ability to collect the amounts due from customers is affected by economic fluctuations within the sporting goods industry. No customer represented more than 10% of total sales during the year.

(13)	FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company’s financial instruments include cash and cash equivalents, accounts and notes receivable, accounts payable and debt. Because of their short maturities, the carrying amount of cash and cash equivalents, accounts and notes receivable, accounts payable and short-term bank debt approximates fair value. The carrying value of long-term debt approximates fair value because it is based on floating rates or is based on market rates available to the Company for debt with similar terms and maturities.

(14)	SUBSEQUENT EVENTS

     On July 26, 2004, the Company completed a merger with Collegiate Pacific, Inc. (“Collegiate Pacific”). Collegiate Pacific acquired all of the outstanding shares of the Company’s common stock in exchange for 148,662 shares of Collegiate Pacific common stock valued at $1.5 million, a cash payment of $4.0 million, $0.5 million of notes and up to an additional $1.0 million in the form of a cash earnout if the Company’s net income exceeds certain target levels in the 17 month period ending December 31, 2005, resulting in a total purchase price of approximately $7.0 million.

Item 9.01. Financial Statements and Exhibits.

     (b) Pro Forma Financial Information.

     The following unaudited pro forma condensed consolidated financial statements have been derived from the historical financial statements of Collegiate Pacific Inc. and Dixie Sporting Goods Co., Inc. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004, has been presented as if the acquisition of Dixie Sporting Goods Co., Inc. had been consummated as of that date. The unaudited pro forma condensed consolidated statement of income for the year ended June 30, 2004, has been presented as if the acquisition had been consummated as of July 1, 2003. Collegiate Pacific acquired all of the capital stock of Dixie Sporting Goods Co., Inc. on July 26, 2004.

     Under the terms of the Purchase Agreement, the Company acquired Dixie Sporting Goods Co., Inc. for a total price of approximately $7.2 million, which consisted of cash in the amount of $4.0 million, $0.5 million in promissory notes, acquisition expenses of approximately $0.2 million and 148,662 shares of Collegiate Pacific’s common stock (the “Shares”) valued at $1.5 million. Collegiate Pacific also agreed to pay the Shareholders up to an additional $1.0 million in the form of a cash earnout if Dixie’s net income exceeds certain target levels during the 17 month period ending December 31, 2005. Collegiate Pacific agreed to register all of the Shares with the Securities and Exchange Commission for resale by the Shareholders. The parties also entered into an escrow agreement pursuant to which 9,910 of the Shares are held in escrow to secure the indemnification obligations of the Shareholders.

     The unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Dixie Sporting Goods Co., Inc. in accordance with the purchase method of accounting for business combinations and are based upon the assumptions and adjustments described in the accompanying notes. The purchase accounting adjustments reflect the final fair values of the net assets acquired and liabilities assumed.

     The pro forma adjustments do not reflect any operating efficiencies and cost savings that Collegiate Pacific may achieve with respect to the combined companies. The pro forma adjustments also do not include any adjustments to historical revenues for any new products which may be developed and marketed in the future nor for any future price changes for existing products. The pro forma adjustments do not include any adjustments to historical amounts for cost of sales, sales and marketing, or general and administrative expenses for any future operating changes.

     The unaudited pro forma condensed consolidated financial results are not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been consummated at that date, or at the beginning of the period for which such transactions have been given effect, nor of the consolidated results of future operations.

COLLEGIATE PACIFIC, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of June 30, 2004

	Collegiate		Pro Forma				Pro Forma
	Pacific	Dixie	Adjustments				Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,473,145	$512,709	$(3,900,000)	(a	)		$4,085,854
Accounts receivable, net	10,683,860	3,156,051	(14,992)	(b	)		13,824,919
Inventories, net	9,214,063	1,732,892	—				10,946,955
Current portion of deferred income taxes	149,414	—	—				149,414
Prepaid expenses and other current assets	496,912	138,428	(1,797)	(a	)		633,543

Total current assets	28,017,394	5,540,080	(3,916,789)				29,640,685
PROPERTY AND EQUIPMENT:
Property and equipment, net	831,205	301,463	—				1,132,668
OTHER ASSETS:
Intangible assets	429,833	—	—				429,833
Goodwill	17,308,487	—	2,842,106	(a	)		20,150,593
Deferred income taxes	100,812	—	—				100,812
Other assets, net	259,012	36,893	—				295,905

Total assets	$46,946,743	$5,878,436	$(1,074,683)				$51,750,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,983,603	$2,388,390	$(14,992)	(b	)		$7,357,001
Accrued liabilities	1,283,553	182,152	248,203	(a	)		1,713,908
Dividends payable	247,128	—	—				247,128
Income taxes payable	700,850	—	335,077	(c	)		1,035,927
Current portion of long-term debt	124,800	—	—				124,800

Total current liabilities	7,339,934	2,570,542	568,288				10,478,764
REDEEMABLE COMMON STOCK:	7,250,000	—	—				7,250,000
LONG-TERM DEBT:	73,200	—	500,000	(a	)		573,200
STOCKHOLDERS’ EQUITY:
Common stock	98,842	50,000	(48,513)	(a	)		100,329
Additional paid-in capital	31,469,423	193,698	1,304,815	(a	)		32,967,936
Treasury stock	(657,451)	—	—				(657,451)
Retained earnings	1,372,795	3,064,196	(3,399,273)	(a	)	(c	) 1,037,718

Total stockholders’ equity	32,283,609	3,307,894	(2,142,971)				33,448,532

Total liabilities and stockholders’ equity	$46,946,743	$5,878,436	$(1,074,683)				$51,750,496

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of June 30, 2004

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 consists of the following information:

1.	The audited historical consolidated balance sheet of Collegiate Pacific Inc. and Subsidiaries as of June 30, 2004, as reported in the Company’s Form 10-KSB for the fiscal year ended June 30, 2004.

2.	The unaudited historical balance sheet of Dixie Sporting Goods Co., Inc. as of June 30, 2004.

3.	Pro forma adjustments.

PRO FORMA ADJUSTMENTS:

(a)	Represents the adjustments to give effect to Collegiate Pacific’s acquisition of Dixie Sporting Goods Co., Inc. using the purchase method of accounting as if the acquisition had occurred on June 30, 2004. A summary of the adjustments is as follows:

Purchase price:
Cash, including $100,000 cash holdback	$4,000,000
Common stock: 148,662 shares of common stock, $10.09 per share stated value	1,500,000
Notes payable	500,000
Acquisition expenses	150,000

Total purchase price	$6,150,000

Allocation of purchase price based on fair values of assets and liabilities acquired:
Current assets, including cash, accounts receivable and inventories	$5,540,080
Furniture and equipment and other assets	338,356
Intangible asset- Goodwill	2,842,106
Current liabilities, including accounts payable and accrued expenses	(2,570,542)

Fair market value of assets and liabilities acquired	$6,150,000

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of June 30, 2004

(b)	The pro forma adjustment for the elimination of intercompany accounts receivable and payable balances as of June 30, 2004.

(c)	This pro forma adjustment is to reflect the expected rate for income taxes. Historically, Dixie Sporting Goods Co., Inc. was an S-corporation and did not pay income taxes.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF INCOME
For the year ended June 30, 2004

	Collegiate		Pro Forma			Pro Forma
	Pacific	Dixie	Adjustments			Consolidated
Net sales	$39,561,521	$18,984,367	$(106,699)	(a	)	$58,439,189
Cost of sales	25,372,325	13,246,604	(106,699)	(a	)	38,512,230

Gross profit	14,189,196	5,737,763	—			19,926,959
Selling, general, and administrative expenses	10,866,254	5,028,317	—			15,894,571
Amortization expense	119,232	—	—			119,232

Operating profit	3,203,710	709,446	—			3,913,156
Other income (expense):
Interest expense	(52,415)	(12,014)	—			(64,429)
Interest income	22,388	17,917	—			140,305
Other	18,376	122,343	—			140,719

Total other expense	(11,651)	128,246	—			116,595

Income before income taxes	3,192,059	837,692	—			4,029,751
Provision for income tax	1,308,367	—	335,077	(b	)	1,643,444

Net Income	$1,883,692	$837,692	$(335,077)			$2,386,307

Weighted average number of shares outstanding:
Basic	6,324,950		148,662			6,473,612

Diluted	7,571,910		148,662			7,720,572

Net income per share common stock — basic	$0.30					$0.37

Net income per share common stock — diluted	$0.25					$0.31

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF INCOME
For the year ended June 30, 2004

     The unaudited pro forma condensed consolidated statement of earnings for the fiscal year ended June 30, 2004, consists of the following information:

1.	The audited historical consolidated statement of earnings for Collegiate Pacific Inc. and Subsidiaries for the fiscal year ended June 30, 2004, as reported in the Company’s Form 10-KSB for the fiscal year ended June 30, 2004.

2.	The unaudited historical statement of earnings for Dixie Sporting Goods Co., Inc. for the twelve months ended June 30, 2004.

3.	Pro forma adjustments.

PRO FORMA ADJUSTMENTS:

(a)	This pro forma adjustment is to eliminate intercompany sales and cost of sales during the twelve months ended June 30, 2004.

(b)	This pro forma adjustment is to reflect the expected rate for income taxes. Historically, Dixie Sporting Goods Co., Inc. was an S-corporation and did not pay income taxes.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF INCOME
For the year ended June 30, 2004

The following is a reconciliation of the income statement for the year ended December 31, 2003 to the pro-forma income statement for the year ended June 30, 2004:

	Six Months	Twelve Months	Six Months	Twelve Months
	Ended	Ended	Ended	Ended
	June 30,	December 31,	June 30,	June 30,
	2004	2003	2003	2004
	(unaudited)		(unaudited)	(unaudited)
Net sales	$8,581,598	$18,600,386	$(8,197,617)	$18,984,367
Cost of sales	5,932,063	13,075,738	(5,761,197)	13,246,604

Gross profit	2,649,535	5,524,648	(2,436,420)	5,737,763
Selling, general, and administrative expenses	2,590,967	4,869,217	(2,431,867)	5,028,317

Operating income	58,568	655,431	(4,553)	709,446
Other income (expense):
Interest expense	(3,825)	(18,515)	10,326	(12,014)
Finance charges	31,212	37,549	(19,670)	49,091
Interest and dividend income	16,444	18,447	(16,974)	17,917
Other income	32,966	69,308	(29,022)	73,252

Net income	$135,365	$762,220	$(59,893)	$837,692

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

2.1	Stock Purchase Agreement, dated as of July 23, 2004, by and among Collegiate Pacific Inc., Kenneth L. Caravati and C. Michael Caravati. Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated August 10, 2004.

23*	Consent of Grant Thornton LLP

99.1**	Press Release of Collegiate Pacific Inc., dated July 26, 2004. Incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated August 10, 2004.

*	Filed herewith.

**	Furnished and not filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Collegiate Pacific Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 8, 2004	COLLEGIATE PACIFIC INC.
	By:	/s/ William R. Estill
William R. Estill,
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
2.1	Stock Purchase Agreement, dated as of July 23, 2004, by and among Collegiate Pacific Inc., Kenneth L. Caravati and C. Michael Caravati. Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated August 10, 2004.

23*	Consent of Grant Thornton LLP

99.1**	Press Release of Collegiate Pacific Inc., dated July 26, 2004. Incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated August 10, 2004.

*	Filed herewith

**	Furnished and not filed.